Exhibit H
                  THE SOUTHERN COMPANY AND SUBSIDIARY COMPANIES
                   Capitalization Ratios at December 31, 1997



                                                       Consolidated        Pro Forma
                                                         per 10-Q         Amounts (A)          Equity              Debt
                                                      ----------------   ---------------   ----------------   ----------------
Capitalization (in thousands of dollars):
     Common stock..........................................$3,467,115    $        -         $3,467,115
     Paid-in capital........................................2,337,714             -          2,337,714
     Retained earnings......................................3,842,135      (101,974)(B)      3,740,161
     Preferred stock..........................................493,346       200,000 (B)        693,346
     Capital & preferred securities.........................1,743,520       935,750 (B)      2,679,270
     Long-term debt........................................10,273,606     1,184,070.(B,D)                     $11,457,676
     Preferred due within one year..................................-             -                  -
     Long-term debt due within one year.......................783,805             -                               783,805
     Notes payable & commercial paper.......................2,064,249             -                             2,064,249
                                                      ================  ============       ============   ================
            Total (Incl Amts Due in 1 Year)...............$25,005,490    $2,217,846        $12,917,606        $14,305,730
                                                      ================  ============       ============   ================


     Actual Amounts in Millions of Dollars....................$25,006                          $11,884            $13,122
     Actual Capitalization Ratios...............................100.0%                            47.5%              52.5%

     Pro Forma Amounts in Millions of Dollars.................$27,224                          $12,918            $14,306
     Pro Forma Capitalization Ratios............................100.0%                            47.5%              52.5%



            Pro Forma Consolidated Statements of Income (Unaudited)
                        (Stated in Thousands of Dollars)


                                                                       For the Twelve Months Ended   Pro Forma
                                                                             December 31, 1997      Amounts (A)      As Adjusted

OPERATING REVENUES                                                             $    12,610,972    $         -     $    12,610,972
                                                                               ----------------   ------------    ----------------
OPERATING EXPENSES:
Operation--
     Fuel                                                                            2,280,956              -           2,280,956
     Purchased power                                                                 3,032,637              -           3,032,637
     Other                                                                           1,930,064              -           1,930,064
Maintenance                                                                            762,945              -             762,945
Depreciation and amortization                                                        1,246,111              -           1,246,111
Amortization of deferred Plant Vogtle costs                                            120,577              -             120,577
Taxes other than income taxes                                                          572,341              -             572,341
Income taxes                                                                           724,881        (55,516)(C)         669,365
                                                                               ----------------   ------------    ----------------
Total operating expenses                                                            10,670,512        (55,516)         10,614,996
                                                                               ----------------   ------------    ----------------
OPERATING INCOME                                                                     1,940,460         55,516           1,995,976
OTHER INCOME:
Allowance for equity funds used during construction                                      6,461              -               6,461
Interest income                                                                        151,693              -             151,693
Other, net                                                                              52,960              -              52,960
Income taxes applicable to other income                                                 33,868              -              33,868
Windfall profits tax assessed in United Kingdom                                       (148,062)             -            (148,062)
                                                                               ----------------   ------------    ----------------
INCOME BEFORE INTEREST CHARGES                                                       2,037,380         55,516           2,092,896
                                                                               ----------------   ------------    ----------------
INTEREST CHARGES AND OTHER:
Interest on long-term debt                                                             679,696         78,874 (C,D)       758,570
Allowance for debt funds used during construction                                      (14,053)             -             (14,053)
Interest on notes payable                                                              111,694              -             111,694
Amortization of debt discount, premium and expense, net                                 34,233              -              34,233
Other interest charges                                                                  63,250              -              63,250
Minority interest in subsidiaries                                                       28,666              -              28,666
Distributions on capital and preferred securities of subsidiary companies              119,577         66,616 (C)         186,193
Preferred dividends of subsidiary companies                                             42,741         12,000 (C)          54,741
                                                                               ----------------   ------------    ----------------
Interest charges and other, net                                                      1,065,804        157,490           1,223,294
                                                                               ----------------   ------------    ----------------

CONSOLIDATED NET INCOME                                                        $       971,576    $  (101,974)    $       869,602
                                                                               ================   ============    ================




                          (See Notes on Following Page)

                                      NOTES

(A) The amounts and types of the securities to be issued will be dependent upon, among other things, market conditions prevailing at the time of issuance. The amounts estimated to be issued are the maximum amounts requested in the subject application, together with remaining authorizations in certain previous applications, and are used solely for the purpose of illustrating the effect upon Southern Company consolidated capitalization and earnings. In addition, no assumptions are made in connection with possible refundings.

(B) To give effect to (i) the proposed issuance of $500,000,000 of preferred securities by Alabama Power Company; (ii) the proposed issuance of $310,750,000 of preferred securities by Georgia Power Company; (iii) the proposed issuance of $75,000,000 of preferred securities and $75,000,000 of pollution control obligations by Mississippi Power Company; and (iv) the issuance in January 1998 by Gulf Power Company of $45,000,000 of 7% Trust Preferred Securities and the proposed issuance by Gulf Power Company of $5,000,000 additional preferred securities, $200,000,000 of first mortgage bonds, $200,000,000 of preferred stock and $159,070,000 of pollution control obligations.

(C) To give effect to (i) the proposed issuance of $500,000,000 of preferred securities by Alabama Power Company at an assumed rate of 7.125%; (ii) the proposed issuance of $310,750,000 of preferred securities by Georgia Power Company at an assumed rate of 7.125%; (iii) the proposed issuance by Mississippi Power Company of $75,000,000 of preferred securities at an assumed rate of 7.125% and $75,000,000 of pollution control obligations at an assumed rate of 5.50%; and (iv) the issuance in January 1998 by Gulf Power Company of $45,000,000 of 7% Trust Preferred Securities and the proposed issuance by Gulf Power Company of $5,000,000 additional preferred securities at an assumed rate of 7.125%, $200,000,000 of first mortgage bonds at an assumed rate of 6.75%, $200,000,000 of preferred stock at an assumed rate of 6%, $159,070,000 of pollution control obligations at an assumed rate of 5.50%.

(D) To give effect to the proposed issuance of $350,000,000 of senior notes by Gulf Power Company and the proposed issuance of $400,000,000 senior notes by Mississippi Power Company, both of which are contemplated in this Form U-1 application.